UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2022

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Partial Warrant Termination Agreements

As disclosed on April 13, 2022, RH (the “Company”) entered into partial unwind agreements, with certain financial institutions (collectively, the “Initial Warrant Counterparties”), relating to a portion of certain warrant transactions (collectively, the “Partial Warrant Termination Agreements”) that were previously entered into by the Company with such Initial Warrant Counterparties and certain other financial institutions (collectively, the “Warrant Counterparties”) in connection with RH’s issuance of its 0.00% convertible notes due in 2023 (the “2023 Notes”) and its 0.00% convertible notes due in 2024 (the “2024 Notes” and together with the 2023 Notes, the “Convertible Notes”) with respect to a total of 1,200,000 warrants (the “Initial Repurchased Warrants”) consisting of 600,000 of the warrants entered into with respect to the 2023 Notes (the “2023 Note Warrants”) and 600,000 of the warrants entered into with respect to the 2024 Notes (the “2024 Note Warrants” and together with the 2023 Note Warrants, the “Note Warrants”).

Additional Warrant Termination Agreements

The Company entered into additional unwind agreements with the Warrant Counterparties as of April 14, 2022, providing for the termination of the remainder of all outstanding Note Warrants (collectively the “Remaining Warrant Termination Agreements”) consisting of 1,129,940 outstanding 2023 Note Warrants and 1,055,640 outstanding 2024 Note Warrants (collectively, the “Remaining Repurchased Warrants”).

Consistent with the terms of the Partial Warrant Termination Agreements, the Company will settle the Remaining Repurchased Warrants for a purchase price payable in cash based on pricing formulations linked to the trading price for RH’s Common Stock over a price measurement period with respect to each such Remaining Warrant Termination Agreement.

The Warrant Counterparties or their respective affiliates may buy or sell shares of the Company’s common stock or may into enter into other derivative securities transactions in order to adjust their hedge position in relation to the Remaining Warrant Termination Agreements.

The Remaining Warrant Termination Agreements were entered into with the Warrant Counterparties consisting of Goldman Sachs & Co. LLC, UBS AG, London Branch, JP Morgan Chase Bank, National Association, London Branch, Citibank N.A., Barclays Bank PLC and various affiliated entities.

The 2023 Note Warrants have an exercise price of $309.84 per share and the 2024 Note Warrants have an exercise price of $338.24 per share.

The foregoing description of the Remaining Warrant Termination Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Remaining Warrant Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Convertible Bond Hedge Unwind Transactions

The Company and the entities constituting the Warrant Counterparties (the “Bond Hedge Counterparties”) also entered into agreements (the “Bond Hedge Termination Agreements”) as of April 14, 2022, providing for the termination of all of the convertible note hedges previously entered into in connection with the issuance of the Convertible Notes.

The Bond Hedge Termination Agreements provide for a payment to the Company in cash based on pricing formulations linked to the trading price for RH’s Common Stock over a price measurement period with respect to each such Bond Hedge Termination Agreement.

The Bond Hedge Counterparties or their respective affiliates may buy or sell shares of the Company’s common stock or may into enter into other derivative securities transactions in order to adjust their hedge position in relation to the Bond Hedge Termination Agreements.

The Bond Hedge Termination Agreements were entered into with the Bond Hedge Counterparties, consisting of Goldman Sachs & Co. LLC, UBS AG, London Branch, JP Morgan Chase Bank, National Association, London Branch, Citibank N.A., Barclays Bank PLC and various affiliated entities.

The foregoing description of the Bond Hedge Termination Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Bond Hedge Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

Convertible Note Repurchases

As disclosed on April 14, 2022, the Company entered into individual privately negotiated transactions (the “Note Repurchase Agreements”) to repurchase a portion of its outstanding Convertible Notes. As of April 14, 2022, the Company has entered into Note Repurchase Agreements pursuant to which the Company has agreed to repurchase $45 million in aggregate principal amount of the 2023 Notes and $135 million in aggregate principal amount of the 2024 Notes (collectively, the “Note Repurchases”).

The Note Repurchase Agreements provide for a purchase price payable by the Company in cash based on pricing formulations linked to the trading price for RH’s Common Stock over a price measurement period with respect to each such Note Repurchase Agreement.

The holders of the Convertible Notes that are parties to the Note Repurchase Agreement or their respective affiliates may buy or sell shares of the Company’s common stock or may into enter into other derivative securities transactions in order to adjust their hedge position in relation to the Note Repurchase Agreements.

An aggregate principal amount of approximately $101 million of Convertible Notes will remain outstanding following the completion of the Note Repurchases, consisting of approximately $20 million in aggregate principal amount of 2023 Notes and $81 million in aggregate principal amount of 2024 Notes.

Aggregate Net Cash Payment by the Company

As a result of the Bond Hedge Termination Agreements, all convertible note hedges entered into in connection with the issuance of the Convertible Notes will be terminated including convertible note hedges with respect to any Convertible Notes that remain outstanding.

As a result of the Remaining Warrant Termination Agreements, all Note Warrants entered into in connection with the issuance of the Convertible Notes will be terminated including Note Warrants with respect to any Convertible Notes that remain outstanding.

The termination of the Note Warrants and convertible note hedges and the repurchase of outstanding Convertible Notes in each case involve payment of a final purchase price in cash that depends upon the price at which the Common Stock of RH trades during a measurement period for determination of the applicable purchase price.

While it is not possible to predict with certainty the net amount of cash that the Company will pay to complete the foregoing transactions (until completion of the applicable pricing measurement periods for each of the transactions), the Company estimates that it will expend in aggregate a net total amount of approximately $490 million in cash to achieve (i) the repurchase of $180 million in aggregate principal balance of Convertible Notes, (ii) the termination of all of the Note Warrants including both the Initial Repurchased Warrants as previously disclosed and the Remaining Repurchased Warrants, and (iii) the termination of all of the convertible note hedges in connection with the Convertible Notes (including terminating all Note Warrants and convertible note hedges in connection with the approximately $101 million in aggregate principal amount of Convertible Notes that will remain outstanding).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning the terms and conditions of the Amended Warrant Termination Agreements, the terms and conditions of the Bond Hedge Termination Agreements, including the anticipated proceeds in connection with the terminations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “if,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks and uncertainties concerning the final applicable purchase price with respect to the Remaining Warrant Termination Agreements, the Bond Hedge Termination Agreements, and the Note Repurchase Agreements, the final terms and conditions on which the foregoing transactions may be completed, uncertainties regarding the net total amount of cash that the Company will expend to achieve (i) the repurchase of $180 million in aggregate principal balance of Convertible Notes, (ii) the termination of all of the Note Warrants and (iii) the termination of all of the convertible note hedges in connection with the Convertible Notes, and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us on this Current Report on Form 8-K speaks only as of the date on which we make it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Remaining Warrant Termination Agreement by and between RH and the applicable Hedge Counterparty.

10.2	Form of Bond Hedge Termination Agreement by and between RH and the applicable Hedge Counterparty.

104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: April 18, 2022	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer